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                                                                    EXHIBIT 23.1

                                                                          [LOGO]

[Samson Belair/Deloitte & Touche LETTERHEAD]



Securities Exchange Commission
450 Fifth Street N.W.
Washington, DC  20549
U.S.A.


                           RE: CAMPBELL RESOURCES INC.

We hereby consent to the inclusion in the Current Report on Form 8-K dated July 13, 2001 of Campbell Resources Inc. (the "Corporation") of our report with respect to the financial statements of MSV Resources Inc. dated March 29, 2001 and our report with respect to the financial statements of GeoNova Exploration Inc. dated June 9, 2000 (except for Note 9, which is dated May 7, 2001).

We also consent to the incorporation by reference of our report in the Registration Statements on Form S-8 (registration nos. 33-28296, 33-91824, 333-93063 and 33-6236) pertaining to the Corporation's Employee Incentive Plan and Director's Stock Option Plan.


/s/ Samson Belair

/s/ Deloitte & Touche

Chartered Accountants
Montreal, Quebec, Canada

July 13, 2001